Exhibit 10.4
BB&T EQUIPMENT FINANCE CORPORATION

RIDER NO. 1 TO EQUIPMENT SCHEDULE SERIES A NO. 1
To and part of Equipment Schedule Series A No. 1 dated as of the 27th day of November, 2009 (the “Schedule”), executed pursuant to that certain Master Lease Agreement dated as of the 25th day of November, 2009 (the “Lease”), each between BB&T EQUIPMENT FINANCE CORPORATION, its successors and assigns (“Lessor”), and POWERSECURE, INC., its successors and permitted assigns (“Lessee”).
     As used herein, “Equipment” shall mean the Equipment described on all Schedules of this series.
     A. OPTION TO RENEW. Provided that no Default or Event of Default has then occurred, Lessee shall have the option to renew the Lease, at the expiration of the term of the Lease, with respect to all but not less than all of the Equipment, on the terms and conditions of the Lease, for a negotiated renewal term at a periodic rent equal to the Fair Market Rental Value of such Equipment determined at the time of renewal. If Lessee desires to exercise this option it shall give Lessor written notice of its intention to exercise this option to renew at least two hundred forty (240) days before expiration of the term of the Lease with respect to the first Schedule of this series to terminate in accordance with its terms. Thereafter, Lessor and Lessee shall determine the periodic rent to be paid during the renewal term. Not less than one hundred eighty (180) days before expiration of the term of the Lease with respect to the first Schedule of this series to terminate in accordance with its terms, Lessee shall give Lessor irrevocable written notice of its election to renew on the terms mutually agreed upon during negotiations. Such election shall be effective with respect to all Equipment leased under all Schedules of this series.
          For purposes of this Section, “Fair Market Rental Value” shall be deemed to be an amount equal to the rental, as installed and in use, obtainable in an arms’ length transaction between a willing and informed lessor and a willing and informed lessee under no compulsion to lease (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 13 of the Lease and Rider No. 2 of this Schedule). If the parties are unable to agree on the Fair Market Rental Value of the Equipment, then Lessor and Lessee shall at Lessee’s expense obtain appraisal values from three independent appraisers (one to be selected by Lessor, one by Lessee, and the other by the two selected by Lessor and Lessee; each of whom must be associated with a professional organization of equipment or personal property appraisers, such as the American Society of Appraisers) and the average Fair Market Rental Value as determined by such appraisers shall be binding on the parties hereto. If the appraisers selected by Lessor and Lessee are unable to agree on the third appraiser, then Lessor will select the appraiser to provide the third appraisal value.
     B. OPTION TO PURCHASE. (1) Upon the termination of a Services Agreement requiring the deployment of one or more items of Equipment leased pursuant to this Lease (the “Subject Equipment”), within sixty (60) days of the date of such termination, Lessee shall give Lessor irrevocable written notice of its election either: (a) to redeploy the Subject Equipment pursuant to a Services Agreement, in which case such redeployment shall be completed, and Lessee shall comply with its obligations pursuant to Sections 5(a)(9) and (13) hereof, within ninety (90) days after the date of termination of the Services Agreement; or (b) to purchase all but not less than all of the Subject Equipment within ninety (90) days after the date on which such notice is provided by Lessee (the “Special Termination Date”). If Lessee elects to purchase the Subject Equipment, on the Special Termination Date Lessee shall pay to Lessor in cash any Rent due on that date (if such date is a rent payment date, or if not a rent payment date then the pro-rated Rent calculated as of such date), plus the purchase price for the Subject Equipment, determined as hereinafter provided. The purchase price of the Subject Equipment shall be an amount equal to the greater of: (x) the Stipulated Loss Value of the Equipment as of the Special Termination Date (if such date is a rent payment date, or if not a rent payment date then the interpolated Stipulated Loss Value as of such date), or (y) the Fair Market Value of the Equipment as of the Special Termination Date, together with all taxes and charges upon sale.
          (2) Provided that no Default or Event of Default has then occurred, Lessee shall have the option to purchase, on June 1, 2016 (the “Early Termination Date”), all but not less than all of the Equipment upon the following terms and conditions: If Lessee desires to exercise this option it shall give Lessor irrevocable written notice of its election to purchase at least thirty (30) days and not more than one hundred eighty (180) days before the Early Termination Date with respect to the first Schedule of this series to terminate in accordance with its terms. Such election shall be effective with respect to all Equipment leased under all Schedules of this series. On the Early Termination Date with respect to each Schedule, Lessee shall pay to Lessor in cash any Rent due on that date plus the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to 26.088% of the original Total Invoice Cost of the Equipment (as specified on this Schedule), together with all taxes and charges upon sale. Lessor and Lessee agree that the purchase price represents a reasonable prediction of the Fair Market Value of the Equipment at the time the option is exercisable.
          (3) Provided that no Default or Event of Default has then occurred, Lessee shall have the option to purchase, upon the expiration of the term of the Lease, or of any subsequent renewal term, if applicable, all but not less than all of the Equipment upon the following terms and conditions: If Lessee desires to exercise this option it shall give Lessor written notice of its intention to exercise this option to purchase at least two hundred forty (240) days before expiration of the term of the Lease with respect to the first Schedule of this series to terminate in accordance with its terms. Thereafter, Lessor and Lessee shall determine the purchase price for the Equipment. Not less than one hundred eighty (180) days before expiration of the term of the Lease with respect to the first Schedule of this series to terminate in accordance with its terms, Lessee shall give Lessor irrevocable written notice of its election to purchase on the terms mutually agreed upon during negotiations. Such election shall be effective with respect to all Equipment leased under all Schedules of this series. Thereupon, at the expiration of the term of the Lease, Lessee shall pay to Lessor in cash any Rent due on that date plus the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to its then Fair Market Value, together with all taxes and charges upon sale.
          (4) For purposes of this Section, “Fair Market Value” shall be deemed to be an amount equal to the sale price of the Equipment, as installed and in use, obtainable in an arms’ length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 13 of the Lease and Rider No. 2 of this Schedule). If the parties are unable to agree on the Fair Market Value of the Equipment, then the appraisal procedure set forth in Section A hereof shall be followed. Notwithstanding any election of Lessee to purchase, the provisions of the Lease shall continue in full force and effect until the passage of ownership of the Equipment upon the date of purchase. On the date of purchase, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, except (with respect to the status of title conveyed) in respect of Lessor’s acts, all of Lessor’s right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.

BB&T EQUIPMENT FINANCE CORPORATION			POWERSECURE, INC.
Lessor			Lessee

By:	/s/ Jeannie McManus		By:	/s/ Christopher T. Hutter

	Name:	Jeannie McManus		Name:	Christopher T. Hutter

	Title:	Vice President		Title:	Chief Financial Officer

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